                                BARCLAYS BANK PLC





                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


                                      with


                               HEXCEL CORPORATION

                               for the benefit of


                       BA LEASING and CAPITAL CORPORATION



                                   $4,449,161

                 LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT



          LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of April 28, 1992, between HEXCEL CORPORATION, a corporation organized and existing under the laws of Delaware (the "Company"), and BARCLAYS BANK PLC (the "Bank").

          WHEREAS, the Company has requested the Bank to issue an irrevocable stand-by letter of credit for the benefit of BA Leasing and Capital Corporation, substantially in the form of Exhibit A hereto, in aggregate face amount of $4,449,161 (the "LOC Amount"); and

          WHEREAS, the Bank has agreed that it will issue the LOC.

          NOW, THEREFORE, for good and valuable consideration, the Company and the Bank hereby agree as follows:

          Section 1.     REIMBURSEMENT AND OTHER PAYMENTS.

          1.1 REIMBURSEMENT. The Company hereby agrees to reimburse the Bank, on demand, amounts equal to the amounts paid by the Bank on drafts under the LOC. Such reimbursement obligations shall be absolute and unconditional under any and all circumstances and irrespective of any right of set-off, counterclaim or defense to payment which the Company may have or have had against the Bank or the beneficiary of the LOC, including (without limitation) any defense based on the failure of a drawing to conform to the terms of the LOC or any nonapplication or misapplication by the beneficiary thereof of the proceeds of such drawing; provided, however, that nothing contained herein shall be deemed to constitute a waiver by the Company of any right to recover from the Bank any amounts so reimbursed, or to collect damages from the Bank, in either case on account of any wrongful payment or disbursement made by the Bank resulting from the Bank's gross negligence or willful misconduct. The Bank shall immediately notify the Company of any draft under the LOC.

          1.2 PAYMENTS. (a) The Company will immediately and unconditionally pay to the Bank upon demand the amount of each payment made by the Bank on a draft under the LOC with interest at the Base Rate plus 2 percent per annum to the date of payment. "Base Rate" shall mean the greater of the rate designated by the Bank from time to time as its prime rate in the United States of America, and 1/2 of 1 percent plus the overnight federal funds rate as published by the Federal Reserve Bank of New York; the Base Rate to change as and when such rate changes.

          (b) In addition, the Company will pay to the Bank a commission of 85 basis points per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the undrawn portion of the LOC Amount (the "Fee"), the Fee to be payable quarterly in advance, except that the first quarterly payment of the Fee shall be made on the date of the issuance of the LOC.

          1.3 CHANGE OF CIRCUMSTANCES. In the event that after the date hereof the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall (i) subject the Bank to any tax with respect to this Agreement, the LOC or any amount payable hereunder or shall change the basis of taxation of any such payment to the Bank (other than a change in the rate of tax based on the overall net income of the Bank), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or (iii) impose on the Bank any other condition regarding this Agreement or the LOC and as a result of any of the foregoing the cost to the Bank of issuing or maintaining the LOC is increased or any amounts payable by the Company hereunder are reduced, then and in each such case upon demand from time to time the Company shall pay to the Bank such additional amount or amounts as shall compensate the Bank for such increased cost or reduction in payment. A certificate of the Bank as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive.

          1.4 MANNER AND PLACE OF PAYMENT. All payments by the Company to the Bank hereunder shall be made not later than 2:00 p.m. (New York time) on the date when due and shall be made in U.S. dollars and in immediately available funds, without setoff, counterclaim, withholding or deduction of any kind whatsoever, at the Bank's office at 75 Wall Street, New York, New York 10265.

          Section 2. AGREEMENT OF THE BANK: CONDITIONS PRECEDENT TO ISSUANCE OF A LETTER OF CREDIT.

          2.1 AGREEMENT OF THE BANK. The Bank, subject to the terms and conditions of this Agreement including Section 2.2 hereof, shall issue the LOC upon written request from the Company from the date hereof until the date that is 30 days herefrom.

          2.2 CONDITIONS PRECEDENT TO ISSUING LOC. The Bank shall not issue the LOC hereunder until it receives the following documents, each of which shall be satisfactory to the Bank in form and substance:

          (a) Certified copies of the charter and by-laws of the Company and all corporate action taken by the Company approving this Agreement and the reimbursement of the LOC issued pursuant hereto (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of the Company adopted in respect of the transactions contemplated hereby);

          (b) A certificate of the Company in respect of each of the officers
     (i) who is authorized to sign this Agreement on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for the purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby (and the Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary) and such other documents as the Bank may reasonably request;

          (c) No Event of Default (as hereinafter defined), or event or condition which with notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing either immediately prior to the issuance of the LOC or after giving effect thereto; and

          (d) The representations and Warranties made by the Company in
     Section 3 hereof shall be true on and as of the date of issuing the LOC with the same force and effect as if made on and as of such date. The request for the LOC by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such request and, unless the Company otherwise notifies the Bank prior to the date of issuance of the LOC, as of the date of issuance).

          Section 3. REPRESENTATIONS AND WARRANTIES.

          In order to induce the Bank to enter into this Agreement and to issue the LOC, the Company makes the following representations and warranties to the Bank, all of which shall survive the execution and delivery of this Agreement and the issuance of the LOC.

          3.1 CORPORATE STATUS. The Company is a duly organized and validly existing corporation in good standing under the laws of Delaware and has the corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage and is duly qualified or licensed as a foreign corporation in good standing in all jurisdictions where the failure to do so would have a material adverse effect.

          3.2 CORPORATE POWER AND AUTHORITY. The Company has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action (including, without limitation, obtaining any consent of stockholders required by law or by its constitutive documents) to authorize the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          3.3 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in default under any agreement to which it is a party, and neither the execution, delivery or performance of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provision hereof, will contravene any provision of law, statute, rule or regulation to which the Company is subject or any judgment, decree, franchise, order or permit applicable to the Company, or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it is bound or to which it may be subject, or violate any provision of the Certificate of Incorporation or By-Laws of the Company.

          3.4 LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting the Company before any court or tribunal or before any governmental or administrative body or agency which in any one case or in the aggregate if determined adversely to the interest of the Company would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Company. The Company is not in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any governmental authority having jurisdiction over the Company.

          3.5 GOVERNMENTAL APPROVALS No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the taking of any action hereby contemplated.

          3.6 FINANCIAL STATEMENTS. The Company has heretofore furnished the Bank the consolidated statement of financial position of the Company as at [December 31, 1991], and the related consolidated statement of income and unappropriated retained earnings and changes in financial position for the fiscal year of the Company ended on such date, certified by nationally recognized, independent certified public accountants satisfactory to the Bank. The Company has no significant liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments which are not disclosed by or reserved against in the financial statements referred to above or in the notes thereto, and there are no unrealized or anticipated losses from any unfavorable commitments of the Company which may materially adversely affect the consolidated operations, business, property or assets or condition (financial or otherwise) of the Company. Such financial statements (including in each case the related schedules and notes) fairly present the consolidated financial condition of the Company as at such date and the results of its operations for the period ended on such dates, all in accordance with generally accepted accounting principles, consistently applied throughout the periods involved. There hag been no material adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) of the Company since December 31, 1991.

          3.7 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 4. COVENANTS.

          4.1 FINANCIAL COVENANTS. The Company covenants and agrees that for so long as this Agreement is in effect and until all obligations incurred hereunder are paid in full, the Company will furnish to the Bank (i) within sixty (60) days after the close of each quarterly accounting period in each fiscal year:
(A) a consolidated statement of stockholders' equity and a consolidated statement of cash flow of the Company and its subsidiaries for such quarterly period; (B) consolidated income statements of the Company and its subsidiaries for such quarterly period; and (C) consolidated balance sheets of the Company and its subsidiaries as at the end of such quarterly period -- all in reasonable detail, subject to year-end audit adjustments and certified by the Company's chief financial officer or treasurer to have been prepared in accordance with GAAP; (ii) within ninety (90) days after the close of each fiscal year, a copy of the annual audit report for such year for the Company and its subsidiaries, including therein: (A) a consolidated statement of cash flow of the Company and its subsidiaries for such fiscal year; (B) consolidated and consolidating income statements of the Company and its subsidiaries for such fiscal year; and (C) consolidated and consolidating balance sheets of the Company and its subsidiaries as at the end of such fiscal year; the consolidated income statements and balance sheets to be audited by Arthur Andersen and Company, or another independent certified public accountant acceptable to the Bank, and certified by such accountants to have been prepared in accordance with GAAP;
(iii) contemporaneous with each quarterly and year-end financial report required by the foregoing clauses (i) and (ii), a copy of the certificate of the president or principal financial officer or the Treasurer produced in accordance with Section 5.01(C)(iii) of the Credit Agreement (as hereinafter defined).

          4.2 OTHER DEBT. The Company hereby agrees that its obligations hereunder will rank at least pari passu with all of the Company's obligations under the Credit Agreement (as hereinafter defined) or any facilities replacing such agreement.

          Section 5. EVENTS OF DEFAULT.

          If any of the following specified events (each herein called an "Event of Default") shall occur:

          5.1 PAYMENTS. The Company shall fail to pay to the Bank any amount payable under this Agreement when due; or

          5.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Company herein or by the Company (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          5.3 OTHER COVENANTS. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed; or

          5.4 OTHER INDEBTEDNESS. The Company or any of its subsidiaries shall fail to pay any indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or such subsidiary (as the case may be) is liable, contingently or otherwise, as obligor, guarantor or otherwise, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or the Company shall default in the payment or performance of any obligations under the Credit Agreement dated as of April 29, 1991 by and among the Company, Wells Fargo Bank, N.A., as agent, and the banks party thereto (the "Credit Agreement"); provided, however, that a waiver of an event of default with respect to a breach of a financial covenant under the Credit Agreement shall not operate as a waiver of the default created under this Agreement pursuant to this
Section 5.4; further, provided, that in the event the financial covenants in the Credit Agreement are modified or amended or the Credit Agreement is terminated, the financial covenants in the Credit Agreement shall be incorporated herein mutatis mutandis; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          5.5 INSOLVENCY. The Company or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 5.5; or

          5.6 GOVERNMENT ACTION. Any governmental authority or any person or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Company, or shall have taken any action to displace the management of the Company or to curtail its authority in the conduct of the business of the Company; or such governmental authority or such person or entity shall declare to be null and void, or shall assert any invalidity or unenforceability of, the Company's obligations under this Agreement;

then, and in any such event, the Bank may, upon notice delivered to the Company, demand payment of the maximum amount remaining available to be drawn under the LOC. Immediately upon the making of such demand by the Bank, the Company shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to pay to the Bank (and the Company hereby unconditionally promises and agrees to pay to the Bank immediately upon such demand) such amount 80 demanded. Amounts paid to the Bank pursuant to this section shall be applied against, and shall reduce to the extent of such amounts, the obligations of the Company to pay amounts then or thereafter payable pursuant to the first sentence of Section 1.1 hereof; such amounts paid to the Bank shall be 50 applied against, and shall so reduce, such obligations to pay amounts thereafter payable pursuant to said Section 1.1 at the respective times such amounts shall become so payable (it being understood that such amounts paid to the Bank shall be 50 applied against, and shall so reduce, such obligations only once).

          Section 6. COMPANY.

          The Bank hereby agrees that it will, upon the earlier of (i) the date on which either the original counterpart of the LOC shall be returned to the Bank for cancellation or the Bank shall be released by the beneficiary of the LOC from any further obligations in respect of the LOC in a writing in form and substance satisfactory to the Bank, and (ii) the stated expiry date, refund to the Company any excess of the total of the amounts received by the Bank pursuant to Section 5 hereof over the total of the amounts applied pursuant to the last sentence of said Section 5 to reduce the Company's obligations.

          Section 7. MISCELLANEOUS.

          7.1 FINANCIAL DATA. Financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with generally accepted accounting principles, which principles shall be in conformity with those used in the preparation of the financial statements referred to in Section 3.6.

          7.2 PAYMENT OF EXPENSES, ETC. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, upon demand to reimburse and save the Bank harmless against liability for the payment of all out-of-pocket costs and expenses arising in connection with the amendment, modification, waiver and enforcement of, or the preservation of any rights under, this Agreement or the LOCs, including, without limitation, the reasonable fees and expenses of counsel for the Bank, and all stamp taxes (including interest and penalties, if any), recording taxes and fees and filing taxes and fees which may be payable in respect of this Agreement or the LOC or of any modification of this Agreement or any of the LOC.

          7.3 AMENDMENT AND WAIVER. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

          7.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          7.5 NOTICES. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when dispatched in writing to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to the Company or the Bank, as the case may be, at their respective addresses shown opposite their signatures hereto or at such other address as either party hereto may hereafter specify in writing to the other, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent. No other method of giving notice is hereby precluded.

          7.6 WAIVER, ETC. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement and no course of dealing between the Company and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have pursuant to law or equity. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand (except in each case where notice is specifically required hereunder).

          7.7 DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          7.8 BENEFIT OF AGREEMENT. This Agreement shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns, except that the Company may not transfer or assign any or all of its rights or obligations hereunder without prior written consent of the Bank.

          7.9 CONSENT TO JURISDICTION. The Company hereby irrevocably agrees that any suit, action, proceeding or claim against it arising out of, or relating in any way to, this Agreement or any judgment entered by any court in respect thereof may be brought and enforced in any court of the State of New York, or in the U.S. District Court for the Southern District of New York, and the Company hereby irrevocably submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or claim. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the any court of the State of New York, or in the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action, proceeding or claim by the mailing of copies thereof by certified air mail, postage prepaid, to the Company at its address set forth below. Nothing herein shall affect the right of the Bank to commence legal proceedings or otherwise proceed against the Company in any jurisdiction or to serve process in any manner permitted by applicable law.

          7.10 ACTION IN RESPECT OF THE LETTER OF CREDIT. The Company assumes all risks of the acts or omissions of the Beneficiary with respect to its use of the LOC. Neither the Bank nor any participant nor any other payer shall be responsible: for the validity, or genuiness of certificates or other documents delivered under or in connection with the LOC, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; or for any other consequences arising from causes beyond the Bank's control or the control of any other payer; nor shall the Bank be responsible for any error, neglect, or default of any correspondent of the Bank; and none of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Bank and the participants hereunder. The Company agrees to indemnify and hold the Bank harmless from and against all claims, losses, liabilities, costs and expenses of any kind whatsoever resulting from or incurred in connection with the LOC except for such losses, costs or expenses arising out of the Bank's gross negligence or willful misconduct. The Bank and any other payer shall accept the Beneficiary's signed statement as follows:
"Hexcel has defaulted under Section 8.1 of the

Lease intended for security dated as of July 20, 1990, as amended on November 16, 1990 and March 26, 1992, between Hexcel and BA Leasing and Capital Corporation". In furtherance and not in limitation of the foregoing provisions, the Company agrees that any action, inaction or omission taken or suffered by the Bank or any other payer in good faith in connection with an LOC, or the relative drafts, certificates or other documents, shall be binding on the Company and shall not result in any liability of the Bank or such payer to the Company.

          7.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two counterparts, each of which when so executed and delivered shall be deemed to be an original and which taken together shall constitute one and the same instrument.

          7.12 TERM. This Agreement shall be effective as of the date it is executed by the parties hereto and shall terminate as of the earlier of (a) January 21, 1998, (b) the date upon which the LOC is returned to the Bank by the beneficiary, (c) the date upon which the Company has fully reimbursed the Bank for all amounts, if any, drawn by the beneficiary under the LOC and (d) the date upon which the LOC is not renewed pursuant to proper notice; provided, however, that Section 7.9 and 7.10 shall survive any termination hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


ADDRESS:


11555 Dublin Boulevard                  HEXCEL CORPORATION
Dublin, CA 94568
                                        By W. Wondolowski
                                          -------------------------
                                          Title: Treasurer
                                                -------------------


75 Wall Street                          BARCLAYS BANK PLC
New York, NY 10265
cc: 388 Market Street                   By /s/
    San Francisco, CA 94111               -------------------------
    Attn: Linda Balok                     Title: Associate Director
                                                 ------------------

WAIVER AND AMENDMENT AGREEMENT

          This WAIVER AND AMENDMENT AGREEMENT, dated as of March 31, 1993 (this "Agreement"), is between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and BARCLAYS BANK PLC (the "Bank") with reference to the Letter of Credit Reimbursement Agreement, dated as of November 1, 1991 (the "1991 Reimbursement Agreement"), between the Company and the Bank and the Letter of Credit Reimbursement Agreement, dated as of April 28, 1992 (the "1992 Reimbursement Agreement" - the 1991 Reimbursement Agreement and the 1992 Reimbursement Agreement are herein collectively called the "Reimbursement Agreements"), between the Company and the Bank.

          The parties hereto hereby agree as follows:

          Section 1. DEFINITIONS. As used herein (the following definitions to be applicable in both singular and plural forms):

          "AMENDED CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of March 31, 1993, among the Company, the Revolver Banks, and Wells Fargo Bank, National Association, as agent for the Revolver Banks, in the form attached hereto as Exhibit B.

          "COVERED ITEM" means the Events of Default under Section 5.4 of each of the Reimbursement Agreements arising solely by reason of the Existing Credit Agreement Defaults.

          "EXISTING CREDIT AGREEMENT DEFAULTS" has the meaning set forth in the Revolver Consent.

          "LETTER OF CREDIT AMENDMENT" means as to each of the Reimbursement Agreements the Amendment to Letter of Credit, dated as of March 31, 1993, between the Bank, the beneficiary of the Letter of Credit, and the Company respectively in the forms previously delivered by the Bank to the Company with such changes as the Bank shall have approved.

          "PROPOSED BASF TRANSACTION" has the meaning set forth in the Revolver Consent.

          "REVOLVER CONSENT" means the Consent Agreement, dated as of March 31, 1993, among the Company, the Revolver Banks, and Wells Fargo Bank, National Association, as agent for such Banks, substantially in the form attached hereto as Exhibit A.

          "REVOLVER CONSENT CONDITIONS" means the conditions set forth in paragraph 5 of the Revolver Consent including, without limitation, the conditions incorporated therein by reference and the matters set forth in Schedule I to the Revolver Consent.

Capitalized terms used herein and not otherwise defined have the meaning set forth in the Reimbursement Agreements as amended hereby.

          Section 2. TERMS OF WAIVER.

               (a) Subject to the conditions to the effectiveness of this Agreement set forth in Section 6 hereof, the Bank waives the Covered Item.

               (b) The Company acknowledges and agrees that (i) the waiver granted hereby is a limited waiver relating solely to the Covered Item and does not imply any obligation or undertaking whatsoever by the Bank to grant any future waiver whether relating to any present or future Default under the same provisions of the Reimbursement Agreements as the Covered Item or otherwise,
(ii) the Company remains obligated to comply with each and every term and condition of the Reimbursement Agreements except to the extent expressly waived hereby, and (iii) the Bank retains all rights and remedies with respect to any present or future Default other than the Covered Item.

               (c) Contemporaneously upon the execution hereof, the Company shall pay to the Bank a waiver fee of $50,000.

          Section 3. CONSENT.

               (a) Subject to the terms and conditions hereof, and subject to the terms, conditions, and limitations set forth in paragraph 2 of the Revolver Consent, the Bank consents to the Proposed BASF Transaction, but only to the same (and no greater) extent that the Revolver Banks so consent pursuant to the terms of the Revolver Consent.

               (b) Subject to the terms and conditions hereof, to the extent, if any, the Bank's consent is required pursuant to the Reimbursement Agreements or the U.K. Guaranty, the Bank consents to the Amended Credit Agreement; PROVIDED that such consent does not constitute a waiver of any Default which may arise as a result of the Company's performance of, or failure to perform, its obligations under the Amended Credit Agreement.

     Section 4. AMENDMENTS TO THE REIMBURSEMENT AGREEMENTS. Each of the Reimbursement Agreements is hereby amended:

               (a) SECTION 1.2(B). To amend clause (b) of Section 1.2 to add a provision thereto to be inserted at the end thereof before the final period (".") as follows:

     ; PROVIDED that with respect to the period after March 31, 1993, the Company will pay to the Bank a commission of (i) 150 basis points per annum from and including April 1, 1993 through January 31, 1994, (ii) 250 basis points per annum from and including February 1, 1994, through February 28, 1994, and (iii) 350 basis points per annum from and including March 1, 1994, and thereafter so long as the Letter of Credit remains outstanding (computed on the basis of a year of 360 days from the actual number of days elapsed) on the undrawn portion of the LOC Amount (the "Fee" with respect to such post March 31, 1993, period), the Fee continuing to be payable quarterly in advance.

               (b) SECTION 1.5 -- DEFINITIONS. To add a Section 1.5 thereto, to be inserted after Section 1.4, as follows:

          1.5 DEFINITIONS. As used herein (the following definitions to be applicable in both singular and plural forms):

          "AMENDED CREDIT AGREEMENT" has the meaning set forth in the First Amendment. Any reference herein to the "Amended Credit Agreement" is to the forms of such agreement attached as Exhibit B to the First Amendment and does not include any modifications thereof or amendments thereto, whether heretofore or hereafter made, and any reference herein to any provision of the Amended Credit Agreement shall be determined without giving effect to any such modifications or amendments and shall be effective notwithstanding the termination of such agreement.

          "CREDIT DOCUMENTS" means this Agreement and the U.K. Guaranty.

          "CREDIT OBLIGATIONS" means any and all obligations, indebtedness and liability of the Company of every kind and character, owed to the Bank, arising out of or in connection with this Agreement, the U.K. Guaranty, or the Letter of Credit including any modifications, amendments, extensions, restatements or renewals of, supplements to, or substitutions or replacements for, any one or more of the foregoing, and including all such above described obligations, indebtedness and liability, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on the Credit Obligations), reimbursement obligations, fees, costs, expenses, premiums, charges, attorneys' fees, indemnity, whether heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily arising, whether or not due, whether absolute or contingent, liquidated or unliquidated, or determined or undetermined and whether the Company may be liable individually or jointly with others.

          "DEBT" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under Hedging Facilities and foreign exchange or forward sale contracts or similar arrangements; and (x) all Debt of others Guaranteed by such Person.

          "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "EVENT OF DEFAULT" has the meaning set forth in SECTION 5.

          "FIRST AMENDMENT" means the Waiver and Amendment Agreement, dated as of March 31, 1993, between the Company and the Bank.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, securing, or otherwise providing assurances of the payment of any Debt of any other Person and includes: (a) any Lien or any asset of such Person securing any such Debt (and without regard to whether such Person has assumed personal liability with respect thereto), and (b) any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial condition, or otherwise); or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HEDGING FACILITIES" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements or interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "LETTER OF CREDIT" and "LOC" mean the letter of credit issued pursuant to this Agreement, as amended by the Letter of Credit Amendment.

          "LETTER OF CREDIT AMENDMENT" has the meaning set forth in the First Amendment.

          "LIEN" means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, cash collateral arrangement or encumbrance of any kind in respect of such asset or (b) any undertaking (whether or not conditional) by a Person to grant any mortgage, lien, pledge, charge, security interest, or encumbrance to another Person at any future date. For the purposes of this Agreement, the Company or any subsidiary of the Company shall be deemed to own an asset subject to a Lien when it has acquired or holds such asset subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.

          "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, prospects or condition (financial or otherwise), or in the results of operations of the Company and its subsidiaries, taken as a whole. Each determination of whether a Material Adverse Change has occurred shall be made in good faith by the Person or Persons making such determination and shall take into account all relevant facts and circumstances existing as of the date of determination.

          "PERSON" means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "REVOLVER AGREEMENT DEFAULT" means any "Event of Default" as defined in the Amended Credit Agreement or any event or condition which with the lapse of time the giving of notice or both would constitute such an "Event of Default;" PROVIDED that the existence of such an actual or potential "Event of Default" shall be determined without giving effect to any waiver or forbearance granted to the Company under the Amended Credit Agreement.

          "REVOLVER BANKS" means Wells Fargo Bank, National Association, Bank of America National Trust and Savings Association, and Chemical Bank in their capacity as banks under the Existing Credit Agreement and the Amended Credit Agreement.

          "U.K. FACILITY" means any credit facility, whether committed or uncommitted, of Hexcel U.K. Limited with the Bank any advances, bonds, guaranties, indemnities, letters of credit, or other financial accommodations now or hereafter made or issued by the Bank for the account of Hexcel U.K. Limited.

          "U.K. GUARANTY" means the Continuing Guaranty, dated April 11, 1988, by the Company of the indebtedness and other obligations of Hexcel U.K. Limited to the Bank.

               (c) NEW SECTION 4.3. To add a new Section 4.3 as follows:

          4.3 LIENS. The Company will not, and will not permit any of its subsidiaries to, create, assume, or suffer to exist any Lien on any of its or their property, except:

                    (a) Liens identified in clauses (i) through (vii), (ix), and
     (x) of subsection (c) of section 5.02 of the Amended Credit Agreement;

                    (b) Liens securing the Credit Obligations; and

                    (c) any Lien securing Debt of the type described in clauses
     (i) through (v) of the definition of "Debt" herein; PROVIDED that such Lien also equally and ratably secures the Credit Obligations on terms and conditions acceptable to the Bank.

               (d) SECTION 5.4 To amend and restate Section 5.4 in its entirety as follows:

          5.4 OTHER INDEBTEDNESS AND RELATED MATTERS. Any of the following events:

                    (a) A Revolver Agreement Default; or

                    (b) The U.K. Facility shall not have been terminated and all financial accommodations thereunder shall not have been repaid and/or terminated without loss or continued liability to the Bank by May 31, 1993; or

                    (c) The Company shall fail to pay to the Bank any amount payable under the U.K. Guaranty when due; or

                    (d) The Company or any subsidiary of the Company shall fail to make any payment in respect of Debt (other than under this Agreement or the U.K. Guaranty) the aggregate amount of which is $500,000 or more when due or within any applicable grace period; or

                    (e) Any event or condition shall occur that (i) results in the acceleration of the maturity of Debt of the Company or any subsidiary of the Company the aggregate amount of which is $500,000 or more, or (ii) permits (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Debt (the aggregate principal amount of which is at least $500,000) or any Person acting on behalf of such holder or holders to accelerate the maturity thereof; or

                    (f) (i) Any Credit Document shall at any time for any reason cease to be valid, binding, or enforceable in any material respect with respect to the Company, or (ii) the Company shall state in writing that any of the circumstances described in CLAUSE (i) above are true; or

                    (g) The Bank shall determine that a Material Adverse Change has occurred and is continuing and shall give notice of such determination to the Company; or

               (e) SECTION 7.2 To amend and restate Section 7.2 in its entirety as follows:

               7.2 EXPENSES: DOCUMENTARY TAXES: INDEMNIFICATION.

                    (a) The Company shall pay: (i) all reasonable out-of-pocket expenses of the Bank, including fees and disbursements of counsel (including allocated costs for in-house legal services) in connection with the negotiation, preparation, and administration of the Agreement, any waiver, forbearance, or consent thereunder, or any amendment thereof or any Default or alleged Default thereunder, and (ii) all out-of-pocket expenses incurred by the Bank, including reasonable fees and disbursements of counsel (including allocated costs for in-house legal services), in connection with any Default and collection and other enforcement proceedings resulting therefrom or in connection with any refinancing or restructuring of the Credit Obligations in the nature of a "workout."

                    (b) The Company shall indemnify the Bank against any transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of the Agreement or any amendment of waiver with respect thereto.

                    (c) The Company shall indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs, and expenses of any kind (including the reasonable fees and disbursements of counsel for the Bank (including allocated costs for in-house legal services)) in connection with, or arising out of or attributable to any investigative, administrative, or judicial proceeding (including pre-trial discovery), whether or not the Bank shall be designated a party thereto, which may be incurred by the Bank, directly or indirectly relating to or arising out of this Agreement or the Letter of Credit; PROVIDED that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

               (f) SECTION 7.12 (1992 REIMBURSEMENT AGREEMENT ONLY). As to the 1992 Reimbursement Agreement only, to delete the existing Section 7.12 therefrom in its entirety.

               (g) NEW SECTION 7.12. To add a new Section 7.12 as follows:

          7.12 TERM. The Bank shall have no obligation to extend the expiration date of the Letter of Credit beyond March 15, 1994, and the Bank may, in its sole and absolute discretion, give such notices of non-renewal to the beneficiary under the Letter of Credit and take such other action as the Bank may deem advisable, so as to prevent any extension of such expiration date beyond March 15, 1994. The Company shall take such action, including but not limited to obtaining a replacement letter of credit acceptable to the beneficiary so as to avoid a drawing on the Letter of Credit upon the Bank giving notice to the beneficiary of such non-renewal.

               (h) NEW SECTION 7.13. To add a new Section 7.13 as follows:

          7.13 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

          Section 5. EFFECT. Except as specifically waived or amended herein, the Reimbursement Agreements and the U.K. Guaranty shall remain in full force and effect and are hereby ratified and confirmed.

          Section 6. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of the signature page to this Agreement by telecopier shall thereafter also promptly deliver a manually executed counterpart of this Agreement, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement shall become effective as of the date hereof when the Bank shall have received (a) an original or telefacsimile counterpart hereof signed by the Company, (b) the fee to be paid by the Company pursuant to Section 2 (c) hereof, (c) counterparts of the Letter of Credit Amendment for the Letter of Credit issued under each of the Reimbursement Agreements, executed by the Company and the beneficiary under such Letter of Credit, and (d) evidence satisfactory to the Bank that all the Revolver Consent Conditions have been satisfied and that the Revolver Banks have irrevocably waived the Existing Credit Agreement Defaults.

          Section 7. REPRESENTATIONS AND WARRANTIES. As part of the consideration for the Bank to enter into this Agreement, the Company represents and warrants to the Bank as follows:

               (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental body, agency or official, and the execution, delivery and performance by the Company of this Agreement do not contravene, or constitute a default under, any provision of applicable law or regulations or of the certificate or articles of incorporation or the by-laws of the Company or any of its Subsidiaries or any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries.

               (b) This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (c) After giving effect to this Agreement, no Event of Default, or event or condition which with the lapse of time, the giving of notice or both would constitute an Event of Default, has occurred and is continuing, and after giving effect to this Agreement, the representations and warranties of the Company contained in the Reimbursement Agreements are true and correct in all material respects as of the date hereof as if made on the date hereof.

               (d) In obtaining any waiver with respect to the Existing Credit Agreement Defaults or any cross-default based on the Existing Credit Agreement Defaults, and without regard to whether such waiver was obtained from the Revolver Banks or from the lenders or other extenders of financial accommodations under other agreements or arrangements, neither the Company or any of its subsidiaries have granted or agreed to grant any Lien, other than Liens permitted by Section 4.3(c) of the Reimbursement Agreements (as amended hereby).

          Section 8. COSTS. The Company will pay all costs and expenses of any kind (including the reasonable fees and disbursements of counsel for the Bank (including allocated costs for in-house legal services)) incurred by the Bank in connection with the negotiation or preparation of this Agreement.

          Section 9. NO OTHER AGREEMENTS. Except as expressly modified hereby, the Reimbursement Agreements and the other Credit Documents are in all respects ratified and confirmed and shall remain unchanged and in full force and effect.

          Section 10. GOVERNING LAW CONSENT TO JURISDICTION, AND WAIVER OF TRIAL BY JURY. THIS AGREEMENT AND THE RIGHTS AND THE OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND IS SUBJECT TO SECTIONS 7.9 (CONSENT TO JURISDICTION) AND

SECTIONS 7.13 (WAIVER OF TRIAL BY JURY) OF THE REIMBURSEMENT AGREEMENTS.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatories as of the date first above written.

COMPANY:                      HEXCEL CORPORATION
                              a Delaware corporation


                              By
                                ------------------------------

                              Title:
                                    --------------------------


BANK:                         BARCLAYS BANK PLC


                              By
                                ------------------------------
                              Title:
                                    --------------------------

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatories as of the date first above written.


COMPANY:                      HEXCEL CORPORATION
                              a Delaware Corporation


                              By /s/
                                -----------------------
                              Title:  Treasurer
                                    -------------------

BANK:                         BARCLAYS BANK PLC


                              By /s/
                                -----------------------
                              Title: Associate Director
                                    -------------------